UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2013, CVB Financial Corp. (the “Company”) held its Annual Meeting of Shareholders. As of the record date for the Annual Meeting, there were 104,900,623 shares entitled to vote on all matters presented to the Company’s shareholders at the Annual Meeting. Votes representing 89.69%, or 94,088,837 shares, of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of each matter submitted to the Company’s shareholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, all eight nominees for director were elected to the Company’s Board of Directors and the Company’s shareholders approved a proposal to ratify the appointment of KPMG LLP as the Company’s registered independent public accounting firm for 2013.

1.	Election of the following eight nominees to the Company’s Board of Directors:

	Votes Cast For	Withheld	Uncast	Broker Non-Votes
George A. Borba, Jr.	78,501,264	531,332	334,578	14,721,663
Stephen A. Del Guercio	78,519,232	513,364	334,578	14,721,663
Robert M. Jacoby, C.P.A.	75,872,456	3,160,140	334,578	14,721,663
Ronald O. Kruse	75,756,592	3,276,004	334,578	14,721,663
Christopher D. Myers	78,448,901	583,695	334,578	14,721,663
Raymond V. O’Brien, III	78,517,464	515,132	334,578	14,721,663
San E. Vaccaro	75,674,719	3,357,877	334,578	14,721,663
D. Linn Wiley	61,075,648	17,956,948	334,578	14,721,663

2.	Ratification of Appointment of KPMG LLP as independent registered public accountants of the Company for 2013.

Votes Cast For	Votes Against	Votes Abstained	Broker Non- Votes
93,629,317	75,151	384,369	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: May 16, 2013	By:	/s/ Richard C. Thomas.
Richard C. Thomas,
Executive Vice President and Chief Financial Officer

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